                                                                    EXHIBIT 11.1
                 DECISIONONE HOLDINGS CORP. AND SUBSIDIARIES
                      COMPUTATION OF EARNINGS PER SHARE
                  (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                                                  YEAR ENDED JUNE 30,
                                              -----------------------------------------------------------
                                                  1992       1993        1994         1995        1996
                                              ----------  ----------  ----------   ----------  ----------
Primary Income (Loss) Per Share:

Weighted average number of common shares:
 Shares outstanding, beginning of period  ....    262,224   8,877,094    8,877,094   8,920,411   8,935,411
Average number of shares issued in 1992
 Restructuring ...............................    944,095
Average number of shares issued in 1994
 Restructuring ...............................                              16,140
Average number of shares related to common
 stock equivalents............................                           1,363,521   1,574,979   2,139,160
Average number of shares issued for employee
 stock options and warrants exercised  .......                                           9,329     180,612
Average number of shares issued ..............                                                     191,200
Average number of shares issued for initial
 public offering .............................                                                   1,411,475
Shares related to SAB 83 .....................  1,066,068   1,066,068    1,066,068   1,066,068   1,066,068
Shares from automatic conversion of
 redeemable preferred stock related to SAB 64  11,271,941  11,271,941   11,271,941  11,271,941  11,271,941
                                              ----------- -----------  ----------- ----------- -----------
  Total weighted average common and common
   equivalent shares outstanding ............. 13,544,328  21,215,102   22,594,764  22,842,727  25,195,867
                                              =========== ===========  =========== =========== ===========
Continuing operations ........................$      0.11 $     (0.25) $      0.45 $      1.81 $      0.83
Discontinued operations ......................      (0.47)      (0.25)         --         0.05         --
Extraordinary item ...........................       0.55         --           --           --       (0.08)
                                              ----------- -----------  ----------- ----------- -----------
Net income (loss) per common share ...........$      0.19 $     (0.50) $      0.45 $      1.86 $      0.75
                                              =========== ===========  =========== =========== ===========
Fully Diluted Income (Loss) Per Share:

Weighted average number of common shares:
 Shares outstanding, beginning of period  ....    262,224   8,877,094    8,877,094   8,920,411   8,935,411
Average number of shares issued in 1992
 Restructuring ...............................    944,095
Average number of shares issued in 1994
 Restructuring ...............................                              16,140
Average number of shares related to common
 stock equivalents ...........................                           1,363,521   1,881,553   2,373,254
Average number of shares issued for employee
 stock options and warrants exercised  .......                                           9,329     180,612
Average number of shares issued ..............                                                     191,200
Average number of shares issued for initial
 public offering .............................                                                   1,411,475
Shares related to SAB 83 .....................  1,066,068   1,066,068    1,066,068   1,066,068   1,066,068
Shares from automatic conversion of
 redeemable preferred stock related to SAB 64  11,271,941  11,271,941   11,271,941  11,271,941  11,271,941
                                              ----------- -----------  ----------- ----------- -----------
  Total weighted average common and common
   equivalent shares outstanding ............. 13,544,328  21,215,102   22,594,764  23,149,301  25,429,961
                                              =========== ===========  =========== =========== ===========
Continuing operations ........................$      0.11 $     (0.25) $      0.45 $      1.79 $      0.82
Discontinued operations ......................      (0.47)      (0.25)          --        0.05         --
Extraordinary item ...........................       0.55          --           --         --        (0.08)
                                              ----------- -----------  ----------- ----------- -----------
Net income (loss) per common share ...........$      0.19 $     (0.50) $      0.45 $      1.84 $      0.74
                                              =========== ===========  =========== =========== ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                               (UNAUDITED)
                                              -------------------------------------------
                                                    NINE MONTHS          THREE MONTHS
                                                  ENDED MARCH 31,       ENDED MARCH 31,
                                              --------------------- ---------------------
                                                  1996       1997        1996        1997
                                              ----------  ----------  ----------  ----------
Primary Income (Loss) Per Share:

Weighted average number of common shares:
 Shares outstanding, beginning of period  ....  8,935,410  27,340,288   9,522,412  27,721,249
Average number of shares issued in 1992
 Restructuring ...............................
Average number of shares issued in 1994
 Restructuring ...............................
Average number of shares related to common
 stock equivalents............................  2,019,247   2,464,844   1,925,300   2,273,916
Average number of shares issued for employee
 stock options and warrants exercised  .......    121,823     260,956                  66,745
Average number of shares issued ..............    127,235
Average number of shares issued for initial
 public offering .............................
Shares related to SAB 83 .....................    948,074                 749,353
Shares from automatic conversion of
 redeemable preferred stock related to SAB 64  11,271,941              11,271,941
                                              ----------- ----------- ----------- -----------
  Total weighted average common and common
   equivalent shares outstanding ............. 23,423,730  30,066,088  23,469,006  30,061,910
                                              =========== =========== =========== ===========
Continuing operations ........................$      0.46 $      0.66 $      0.25 $      0.32
Discontinued operations ......................         --         --         --         --
Extraordinary item ...........................         --         --         --         --
                                              ----------- ----------- ----------- -----------
Net income (loss) per common share ...........$      0.46 $      0.66 $      0.25 $      0.32
                                              =========== =========== =========== ===========
Fully Diluted Income (Loss) Per Share:

Weighted average number of common shares:
 Shares outstanding, beginning of period  ....  8,935,410  27,340,288   9,522,412  27,721,249
Average number of shares issued in 1992
 Restructuring ...............................
Average number of shares issued in 1994
 Restructuring ...............................
Average number of shares related to common
 stock equivalents ...........................  2,078,364   2,356,851   1,983,079   2,188,021
Average number of shares issued for employee
 stock options and warrants exercised  .......    121,823     260,956                  66,745
Average number of shares issued ..............    127,235
Average number of shares issued for initial
 public offering .............................
Shares related to SAB 83 .....................    948,074                 749,353
Shares from automatic conversion of
 redeemable preferred stock related to SAB 64  11,271,941              11,271,941
                                              ----------- ----------- ----------- -----------
  Total weighted average common and common
   equivalent shares outstanding ............. 23,482,847  29,958,095  23,526,785  29,976,015
                                              =========== =========== =========== ===========
Continuing operations ........................$      0.46 $      0.66 $      0.25 $      0.32
Discontinued operations ......................         --         --         --         --
Extraordinary item ...........................         --         --         --         --
                                              ----------- ----------- ----------- -----------
Net income (loss) per common share ...........$      0.46 $      0.66 $      0.25 $      0.32
                                              ==========  =========== =========== ===========